                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under ss. 240.14a-12


                            eResearchTechnology, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
                            eResearchTechnology, Inc.
                              30 South 17th Street
                             Philadelphia, PA 19103




                                                               March ___, 2004


Dear eResearchTechnology, Inc. Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on April 20, 2004 at the Company's executive offices, 30 South 17th Street, Philadelphia, PA 19103.

     Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.





                                            Very truly yours,

                                            Joel Morganroth
                                            ----------------------------
                                            JOEL MORGANROTH, MD
                                            Chairman of the Board of Directors
                                            eResearchTechnology, Inc.

                            eResearchTechnology, Inc.

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 20, 2004
                    ----------------------------------------


To the Stockholders:

     The Annual Meeting of Stockholders of eResearchTechnology, Inc. (the "Company") will be held at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on April 20, 2004 for the following purposes:

     1.  To elect three directors to serve three-year terms.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to authorize an additional 125,000,000 shares of Common Stock, $.01 par value.

     3. To ratify the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP as independent accountants for 2004.

     4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record as of the close of business on March 11, 2004 are entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                             By Order of the Board of Directors,

                                             ANNA MARIE PAGLIACCETTI
                                             -----------------------------------
                                             ANNA MARIE PAGLIACCETTI
                                             Senior Vice President, General
                                             Counsel and Secretary
Philadelphia, PA
March ___, 2004
                            eResearchTechnology, Inc.
                              30 South 17th Street
                             Philadelphia, PA 19103

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

     These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of eResearchTechnology, Inc., a Delaware corporation ("eRT" or the "Company"), for the Annual Meeting of Stockholders of eRT to be held at 3:00 P.M. on April 20, 2004, at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about March ___, 2004. Sending a signed proxy will not affect the stockholder's right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke such stockholder's proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

     The close of business of March 11, 2004 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were _______________ outstanding shares of the common stock, $.01 par value (the "Common Stock"), of eRT.

Voting of Proxies

     A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the director nominees named in this proxy statement, for the proposal to amend the Company's Restated Certificate of Incorporation to authorize an additional 125,000,000 shares of Common Stock and for ratification of KPMG LLP as independent accountants for the year ending December 31, 2004, all of which are described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal will require the affirmative vote of a majority of the votes that the holders of shares present in person or by proxy are entitled to cast on such proposal, except that the proposal to amend the Company's Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority of the Company's outstanding Common Stock as of the record date. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs Of Solicitation

     The entire cost of soliciting proxies will be borne by eRT. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone by directors, officers or regular employees of eRT, none of whom will receive additional compensation therefor.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The Board of Directors currently consists of seven directors divided into three classes. Pursuant to the Company's Bylaws, the Board of Directors has approved an increase in the number of directors from seven to eight, effective as of the date of the 2004 Annual Meeting. Three directors are to be elected at the Annual Meeting to serve until the 2007 Annual Meeting. The nominees for election as directors are Sheldon M. Bonovitz, who currently serves on the Board, and Gerald A. Faich, MD, MPH and Elam M. Hitchner, III. Arthur H. Hayes, Jr., MD, a director whose term expires at the Annual Meeting, is not standing for reelection. The Company's remaining five directors will continue in office for the terms specified below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. BONOVITZ, DR. FAICH AND MR. HITCHNER.

     The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a director.

     The following table lists the name and age of the three nominees and the five directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).

                                                                Year of
                                                 Age As      Expiration of
Name                                           of 3/1/04   Term as Director
----------------------------------------------------------------------------
Nominees for Election
                                                   66            2007
  Sheldon M. Bonovitz.............................

  Gerald A. Faich, MD, MPH........................ 61            2007

  Elam M. Hitchner................................ 57            2007

Directors Continuing in Office

  Joseph A. Esposito ............................. 51            2006

  David D. Gathman................................ 56            2006

  Joel Morganroth, MD............................. 58            2005

  Stephen S. Phillips............................. 58            2005

  John M. Ryan ................................... 68            2006


      Mr. Bonovitz has been nominated by the Company's current Board of Directors to serve as a member of the Board for a three-year term beginning in April 2004. Mr. Bonovitz has served on the Company's Board of Directors since 1999. Mr. Bonovitz has been a partner in the law firm of Duane Morris LLP, which provides legal services to the Company, for more than five years, where he currently serves as Chairman and Chief Executive Officer. Mr. Bonovitz is also a director of Comcast Corporation. In addition, he serves on the Advisory Boards of several privately-held companies and he serves on the Boards of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.

     Dr. Faich has been nominated by the Company's current Board of Directors to serve as a member of the Board for a three-year term beginning in April 2004. Since 1994, Dr. Faich has been the President of Pharmaceutical Safety Assessments, a consulting firm. During 1992 to 1994, Dr. Faich served as President for Corning Pharmaceutical Services, now known as Covance, Inc., and from 1990 to 1992, he served as President for the Philadelphia Association for Clinical Trials, which focused on post marketing research. From 1983 to 1990, Dr. Faich was in charge of statistics and post marketing surveillance for drugs and biologics at the Food and Drug Administration. He co-chaired the original CIOMS International Adverse Reaction Working Group and was a founding board member of the International Society of Pharmacoepidemiology. Dr. Faich is a Fellow of the American Colleges of Physicians, Preventive Medicine and Epidemiology and has authored over 90 scientific papers and received numerous awards. He is currently an Adjunct Scholar for the Center for Clinical Epidemiology at the University of Pennsylvania and serves as a director for Sentrx Inc. and as a member of the Life Sciences Advisory Committee for the Port of Technology of the Science Center at University of Pennsylvania.

     Mr. Hitchner has been nominated by the Company's current Board of Directors to serve as a member of the Board for a three-year term beginning in April 2004. Mr. Hitchner was a partner in the law firm of Pepper Hamilton LLP from May 1992 to June 1999, and returned to the firm in January 2001, where he currently is of counsel. From July 1999 until December 31, 2000, Mr. Hitchner was a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania. Mr. Hitchner is also a director of Mothers Work, Inc., for which he has served on the Audit Committee since 1993 and as chairman of that committee since 2000.

     Mr. Esposito has served as President and Chief Executive Officer of the Company since March 2001. Mr. Esposito formerly served as the President and Chief Operating Officer of the Company from April 1998 until March 2001 and has served as a member of its Board of Directors since 1999. He also served as President of the Company's Clinical Research Technology and Services division from October 1997 to April 1998. From May 1997 through October 1997, he was President of DLB Systems, Inc., which was acquired by the Company in October 1997. He has over 28 years of experience in technology, working closely with pharmaceutical companies in the areas of clinical research, supply chain management and regulatory document management. Mr. Esposito was awarded the 2002 Ellis Island Medal of Honor by Congress and the National Ethnic Coalition Organization for outstanding citizenship, individual achievement and encouragement of cultural unity.

     Mr. Gathman has served as a member of the Company's Board of Directors since April 2003. Mr. Gathman currently provides consulting services for Targeted Diagnostics & Therapeutics, Inc., which develops molecular-based technologies for the detection, diagnosis and treatment of colorectal cancer, gastrointestinal cancers and certain infectious diseases. From May 2002 until December 2003, Mr. Gathman was the Vice President and Chief Financial Officer of Targeted Diagnostics & Therapeutics, Inc. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Prior to that, Mr. Gathman was Chief Financial Officer of Internet Capital Group, Inc. from January 1999 until September 2000, and Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Integrated Systems Consulting Group, Inc., an information services consulting firm, from March 1994 until December 1998. Mr. Gathman served as Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc., from December 1982 until March 1994. Mr. Gathman is also a director of Neoware Systems, Inc.

      Dr. Morganroth has served as the Chairman of the Company since 1999, its Chief Scientist since March 2001 and as a director of the Company since 1997. He served as Chief Executive Officer from 1993 to March 2001. In addition, Dr. Morganroth has consulted for the Company since 1977. Dr. Morganroth is a globally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the Food and Drug Administration.

      Mr. Phillips has served on the Company's Board of Directors since August 2002. Mr. Phillips currently serves as Special Counsel to Medtronic Sofamor Danek, Inc. Mr. Phillips was the Executive Vice President, General Counsel and Secretary of Sofamor Danek Group, Inc., a manufacturer of spinal implants and cranial navigation systems used in neurosurgery, before its acquisition in 1999 by Medtronic. Before joining Sofamor Danek in 1998, Mr. Phillips was a senior partner in the Philadelphia office of Pepper Hamilton LLP where he was a member of the firm's Executive Committee.

     Mr. Ryan has served on the Company's Board of Directors since 1999. Since 1987, Mr. Ryan has been a principal in Devon Hill Ventures, Inc., a venture investing and consulting firm focusing on technology investments. In 1977, Mr. Ryan founded SunGard Data Systems, Inc. and served as its Chief Executive Officer until 1986 and its Chairman until 1987. Mr. Ryan served as Chairman and Acting Chief Executive Officer for DLB Systems, Inc. from 1995 until its acquisition by the Company in 1997. Mr. Ryan is also a director of Neoware Systems, Inc. and several privately-held companies.

      There are no family relationships among the directors, the director nominees and the executive officers.

Board of Directors Meetings and Committees

      The Board of Directors of the Company held a total of nine meetings during 2003. Each director attended more than 75% of the meetings of the Board of Directors and any committee of which he was a member. The Board has not adopted a formal policy regarding Board member attendance at its Annual Meeting of Stockholders, but the Board highly encourages all Board members to attend such meetings. In April 2003, all members of the Board were present at the Annual Meeting of Stockholders.

      The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

      The Executive Committee has, with certain exceptions, all the authority of the Board of Directors. The Executive Committee, which currently consists of Mr. Bonovitz, Dr. Morganroth and Mr. Ryan, did not hold any meetings during 2003. Dr. Morganroth serves as chairman of the Executive Committee.

      The Compensation Committee is composed of three members of the Company's Board of Directors, all of whom, in the judgment of the Board, (i) are independent in accordance with Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq"); (ii) are "Non-employee Directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and (iii) satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is primarily responsible for determining the compensation payable to the executive officers of the Company and for recommending to the Board of Directors additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Compensation Committee may take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Company. The Compensation Committee also is primarily responsible for administering the Company's stock option plans, awarding stock options to key employees of the Company and determining the terms and conditions on which the options are granted. The Compensation Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors and made available, free of charge, on the Company's website at www.ert.com. The Compensation Committee, which currently consists of Mr. Gathman, Mr. Phillips and Mr. Ryan, held four meetings during 2003. Mr. Ryan serves as chairman of the Compensation Committee.

     The Audit Committee is composed of three members of the Company's Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards and satisfy the criteria in Rule 4350(d)(2) of the Nasdaq listing standards. The Audit Committee is primarily responsible for engaging and approving the services performed by the Company's independent accountants and reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors, attached to this proxy statement as Annex I and made available, free of charge, on the Company's website at www.ert.com. The Audit Committee, which currently consists of Mr. Gathman, Mr. Phillips and Mr. Ryan, held ten meetings during 2003. Mr. Gathman serves as chairman of the Audit Committee. The Board has determined that Mr. Gathman is an "audit committee financial expert" as defined in Item 401 of Regulation S-K.

     The Governance and Nominating Committee is composed of three members of the Company's Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards. The Governance and Nominating Committee is primarily responsible for recommending to the Board governance policies for the Company, the appropriate size, function and needs of the Board to perform that governance, and qualified candidates for the Company's Board. The Governance and Nominating Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board and made available, free of charge, on the Company's website at www.ert.com. The Governance and Nominating Committee, which currently consists of Mr. Gathman, Mr. Phillips and Mr. Ryan, held one meeting during 2003. Mr. Phillips serves as chairman of the Governance and Nominating Committee.

     In accordance with the policy of the Governance and Nominating Committee, a stockholder desiring to propose a candidate for the Board of Directors to the Governance and Nominating Committee should submit a written recommendation, together with biographical information concerning the individual, to the Chairman of the Nominating Committee at eResearchTechnology, Inc., 30 South
17th Street, 8th Floor, Philadelphia, PA 19103. While recommendations may be submitted for consideration at any time, the Company requests that recommendations be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company's next Annual Meeting of Stockholders. Once the Governance and Nominating Committee has identified a prospective nominee, including candidates proposed by stockholders, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquires to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it will then evaluate the prospective nominee against the standards and qualifications it has established, including:

     o Must be independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards.

     o Must have business experience that included leading or occupying a senior position in the operations of a significant business or occupying a senior executive or advisory position in business strategy, investing or mergers and acquisitions of a significant business. While not required, experience in health care, particularly pharmaceuticals, biotechnology, or medical devices, is preferred.

     o Must have prior board experience. While public company board experience is not absolutely required, it is highly preferred.

     o Must have an excellent business and personal reputation for accomplishment and integrity. Personal characteristics that include a deliberative style, being a good listener, articulate, direct and succinct, and able to accept/respect other Board members opinions are preferred.

     o Must have personal and business references from people upon whose recommendations the Governance and Nominating Committee can rely.

     o Must be able to commit adequate time to the Board of Directors and its committees to attend at least 75% of Board and committee meetings in person and to be a significant contributor to each. At a minimum, this means, on average, not less than one full day every month for ordinary matters, a full day for regularly scheduled quarterly meetings and occasional unscheduled hours of accessibility. Living or working within 90 minutes of Philadelphia is not absolutely required but is highly preferred.

     The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, diversity and the evaluations of other prospective nominees. In connection with this evaluation, the Governance and Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions. Gerald A. Faich, MD, MPH was recommended to the Governance and Nominating Committee by an individual who is a stockholder, Chairman of the Board and Chief Scientist of the Company. Elam M. Hitchner, III was recommended to the Governance and Nominating Committee by an individual who is a stockholder and non-management director of the Company.

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at eResearchTechnology, Inc., 30 South 17th Street, 8th Floor, Philadelphia, PA 19103. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary of the Company reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. [A copy of the Audit Committee's procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in the Company's Code of Ethics and Business Conduct, which is available on the Company's website at www.ert.com.] [AT THE TIME OF THE PRELIMINARY PROXY FILING, THE COMPANY'S CODE OF ETHICS AND BUSINESS CONDUCT WAS NOT POSTED TO OUR WEBSITE. THE COMPANY'S CODE OF ETHICS AND BUSINESS CONDUCT WILL BE POSTED TO OUR WEBSITE PRIOR TO THE MAILING OF THE DEFINITIVE PROXY STATEMENT TO THE STOCKHOLDERS.]

Audit Committee Report on Audited Financial Statements

     The Audit Committee of the Board of Directors assists the Board with the oversight of the Company's systems of internal control, integrity of financial reporting, adequacy of disclosures and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the engagement, compensation, oversight and evaluation of the Company's independent accountant and, once retained, consults with and reviews recommendations made by the independent accountant with respect to financial statements, financial records, and financial controls of the Company.

     Accordingly, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent accountants its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with the Company's independent accountants the overall scope and plans for its audit. The Audit Committee met with management and the Company's independent accountants to discuss the results of the accountants' examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

     This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that eRT specifically incorporates this report by reference therein.

                         Members of the Audit Committee
                            David D. Gathman (Chair)
                               Stephen S. Phillips
                                  John M. Ryan


Compensation of Directors

     During 2003, directors who are not employees of the Company received a fee of $1,000 for each directors meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $6,000. Upon the initial election of any "outside director" (as defined), such individual receives at the time of election an automatic one-time option grant of 10,000 shares of Common Stock, and each outside director receives a fixed annual option grant of 10,000 shares of Common Stock. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other services as a director.

Certain Relationships and Related Party Transactions

     Certain of the Company's diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, MD, the Company's Chairman and Chief Scientist. The Company has retained Joel Morganroth, MD, P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company's Cardiac Safety division. This professional corporation received fees for these services of approximately $394,000 for 2003, which included a bonus award of $166,000. Effective January 1, 2004, the Company amended its consulting agreement with the professional corporation, for which the professional corporation will receive fees at the rate of $240,000 per annum plus discretionary bonuses to be determined by the Compensation Committee of the Board of Directors. The consulting agreement continues on a year to year basis unless terminated.

     Sheldon M. Bonovitz, a director of eRT, is a partner of the law firm of Duane Morris LLP, which performs legal services for the Company.

Executive Compensation

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors sets the compensation for the executive officers of the Company and makes recommendations to the Board of Directors concerning compensation and benefit policies for the Company. The Compensation Committee believes that the most effective compensation program is one that provides executives competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company.

     The Company's executive compensation programs are designed to:

     o Align the interests of executive officers with the long-term interests of stockholders.
     o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.
     o Support an environment that rewards executive officers based upon corporate and individual performance and results.
     o Attract and retain executive officers critical to the long-term success of the Company.

     During 2003, the Compensation Committee engaged a third party compensation consultant to review the Company's executive officer compensation policies and the material terms of the Chief Executive Officer's 2004 compensation package and employment agreement. The information provided by the consultant assured the Compensation Committee that executive compensation fell within competitive ranges. In 2003, the basic components of executive officer compensation consisted of base salary, a cash bonus plan tied to measurements based on Company performance, and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company's employees.

     Base Salary. Technology companies face competition for qualified employees, and the Compensation Committee believes it is important that Company executive officer compensation levels be competitive with other technology companies. The Compensation Committee reviewed the compensation of the Company's executives in comparison with other publicly traded technology companies of similar size and development stage and targeted base salary levels to be consistent with comparable positions at those companies.

     Annual Incentive Compensation Program. In 2003, the Company offered an annual incentive compensation program permitting officers and all employees to earn cash bonuses based on achieving targeted financial goals. Based upon actual 2003 performance, the bonus pool for executive officers was $1,217,594 with the executive officer participants earning bonuses ranging from 32% to 135% of base salary.

     The Compensation Committee believes that this annual incentive compensation program aids in ensuring that the Company's overall levels of compensation remain competitive and benefits the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company's stockholders.

     Long-Term Incentive in Form of Stock Options. The Compensation Committee believes that significant management ownership of the Company's stock effectively motivates the building of stockholder wealth and aligns the interests of management with those of the Company's stockholders. The Company's executive officers received option grants totaling 487,500 shares of Common Stock during 2003 under the terms of the Company's 1996 Stock Option Plan and 2003 Stock Option Plan at a per share exercise price equal to the market price of the Company's Common Stock on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer's continued employment with the Company. Of these options granted, 300,000 options were granted to the executive officers listed in the Summary Compensation Table appearing in this Proxy Statement.

     Chief Executive Officer Compensation. The compensation plan for Mr. Esposito for 2003 contained the same elements and operated in the same manner as the compensation plan described above for all the executive officers. His specific performance goals for incentive compensation were based on the Company's long-term plan and on the annual operating budget approved by the Board of Directors. His actual cash bonus was calculated based on the achievement of those specific goals. In 2003, the Company achieved exceptional growth in both revenues and profitability, substantially improved its competitive position and significantly enhanced its proprietary software. The Compensation Committee believes in rewarding exceptional performance with exceptional compensation. Following the terms of Mr. Esposito's 2003 executive incentive compensation plan, the Compensation Committee approved a cash bonus of $404,846, representing 135% of his base salary for the year. In the opinion of the Compensation Committee, the compensation paid to Mr. Esposito was consistent with the compensation of other chief executive officers in comparable companies with similar performances.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 2003 did not exceed the $1,000,000 limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

                      Members of the Compensation Committee
                              John M. Ryan (Chair)
                                David D. Gathman
                               Stephen S. Phillips

Compensation Committee Interlocks and Insider Participation

     At the end of 2003, the Compensation Committee was composed of Mr. Gathman, Mr. Phillips and Mr. Ryan. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, nor had they had any other relationship requiring disclosure by the Company under Item 402 of Regulation S-K.

Summary Compensation Table

     The following table sets forth information in respect of the compensation paid for the years ended December 31, 2001, 2002 and 2003 to the persons (sometimes collectively referred to as the "Named Executive Officers") who were, at any time during 2003, the Chief Executive Officer, and at the end of 2003, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year:

                                                        Annual               Long Term
                                                    Compensation(1)       Compensation(2)
                                                 -----------------------------------------
                                                                            Securities       All Other
  Name and Principal Position          Year      Salary         Bonus   Underlying Options Compensation(3)
----------------------------------------------------------------------------------------------------------
Joseph A. Esposito ............        2003     $300,000      $404,846         90,000         $ 6,507
  President and Chief                  2002     $270,000      $271,389             --         $ 3,280
  Executive Officer                    2001     $270,000      $ 90,000        364,503         $ 3,298

Bruce Johnson..................        2003     $200,000      $161,939         45,000         $ 3,507
  Sr. Vice President and Chief         2002     $175,000      $111,385             --         $ 3,068
  Financial Officer                    2001     $175,000      $ 30,000        135,000         $ 3,298
Vincent Renz...................        2003     $194,000      $133,672         45,000         $ 6,605
  Sr. Vice President and Chief         2002     $170,000      $ 50,000             --         $ 3,151
  Technology Officer                   2001     $150,000      $ 50,000        225,000         $ 2,960
Scott Grisanti ................        2003     $194,000      $132,200         75,000         $ 3,507
  Sr. Vice President, Business         2002     $170,000      $ 50,250             --         $ 3,135
  Development and Chief                2001     $150,000      $ 60,000        225,000         $ 3,110
  Marketing Officer
Jeffrey S. Litwin, MD..........        2003     $194,000      $124,807         45,000         $ 3,674
  Sr. Vice President and Chief         2002     $170,000      $157,147             --         $ 3,282
  Medical Officer                      2001     $150,000      $112,740        270,000         $ 3,268

--------------------------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2) Option amounts are adjusted to reflect the 100% dividend paid on May 29, 2003 and the 50% stock dividend paid on November 26, 2003.

(3) Represents the sum of (i) the Company's 401(k) plan contributions, which in 2003 were $6,000 for Mr. Esposito, $3,000 for Mr. Johnson, $6,000 for Mr. Renz, $3,000 for Mr. Grisanti and $3,000 for Dr. Litwin; and (ii) the dollar value of the insurance premium paid by the Company with respect to group term life insurance, which for 2003 was $507 for Mr. Esposito, $507 for Mr. Johnson, $605 for Mr. Renz, $507 for Mr. Grisanti and $674 for Dr. Litwin. In 2002, these amounts were $2,750 for Mr. Esposito, $2,538 for Mr. Johnson, $2,619 for Mr. Renz, $2,619 for Mr. Grisanti and $2,750 for Dr. Litwin for 401(k) plan contributions; and $530 for Mr. Esposito, $530 for Mr. Johnson, $532 for Mr. Renz, $516 for Mr. Grisanti and $532 for Dr. Litwin for the dollar value of the insurance premium paid by the Company with respect to group term life insurance. In 2001, these amounts were $2,625 for Mr. Esposito, $2,625 for Mr. Johnson, $2,605 for Mr. Renz, $2,547 for Mr. Grisanti and $2,625 for Dr. Litwin for 401(k) plan contributions; and $673 for Mr. Esposito, $673 for Mr. Johnson, $355 for Mr. Renz, $563 for Mr. Grisanti and $643 for Dr. Litwin for the dollar value of the insurance premium paid by the Company with respect to group term life insurance.

Employment Contracts

     The Company has entered into an employment agreement with Mr. Esposito effective January 1, 2004. Under this agreement, his employment may be terminated with or without cause (as defined therein) by the Company at any time. In the event that the Company terminates Mr. Esposito's employment other than for cause or in the event of Mr. Esposito's death or disability (as defined therein), the Company is obligated to (i) pay Mr. Esposito, in lump sum, one year salary and bonus; (ii) to continue Mr. Esposito's benefits (as defined therein) for one year; and (iii) accelerate the vesting of all of Mr. Esposito's stock options, not otherwise vested, to purchase the Company's Common Stock. The agreement provides that, upon a change of control (as defined therein) of the Company, Mr. Esposito may resign (i) if he is not offered a position that includes comparable responsibilities, location or compensation or (ii) in Mr. Esposito's sole discretion, within one year after the first anniversary of accepting any position, regardless of the responsibilities, location or compensation of such position. The fact that Mr. Esposito may not be offered the position of Chief Executive Officer following any change of control will not conclusively determine whether the position offered does not include comparable responsibilities. If Mr. Esposito resigns under such circumstances, the Company will be obligated to provide the same benefits to Mr. Esposito as if he was terminated other than for cause. Pursuant to the agreement, Mr. Esposito has agreed, for a period of no less than one year after termination of employment, to refrain from (i) working with a company that directly competes with the Company; and (ii) interfering with the Company's business by soliciting customers or employees.

     The Company has entered into employment agreements with each of the other Named Executive Officers. Under these agreements, their employment may be terminated with or without cause (as defined therein) by the Company at any time. In the event that the Company terminates an officer's employment other than for cause or in the event of the officer's death or disability (as defined therein), the Company is obligated to continue base salary payments and benefits for between six months and one year. These agreements provide that, upon a change of control (as defined therein) of the Company the officer may resign (i) if the officer is not offered a position that includes comparable responsibilities, authority, location or compensation or (ii) in the officer's sole discretion, within one year after accepting any position, regardless of the responsibilities, authority, location or compensation of such position. If the officer resigns under such circumstances, the Company will be obligated to provide up to one year's base salary and prorated bonus, in one lump sum payment. Pursuant to the agreement, each officer has agreed, for a period of no less than one year after termination of employment, to refrain from (i) working with a company that directly competes with the Company; and (ii) interfering with the Company's business by soliciting customers or employees.

2003 Stock Option Grants

     The following table shows for each of the Named Executive Officers: (i) the number of options that were granted during 2003; (ii) out of the total number of options granted to all employees during 2003, the percentage granted to each Named Executive Officer; (iii) the exercise price; (iv) the expiration date; and
(v) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate.

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                                                                              Annual Rates
                                                                                             of Stock Price
                                                                                            Appreciation for
                                                 Individual Grants (1)                       Option Term (2)
                                 ----------------------------------------------------    -----------------------

                                 Number of    % of Total
                                 Securities    Options
                                 Underlying   Granted to     Exercise or
                                  Options      Employees      Base Price   Expiration
Name                              Granted       in 2003        ($/Sh)         Date           5%            10%
-------------------------------------------------------------------------------------    -----------------------
Joseph A. Esposito...........      90,000         7.7%         $ 9.43        4/22/13     $533,743     $1,352,609
Bruce Johnson................      45,000         3.9%           9.43        4/22/13      266,871        676,305
Vincent Renz ................      45,000         3.9%           9.43        4/22/13      266,871        676,305
Scott Grisanti...............      45,000         3.9%           9.43        4/22/13      266,871        676,305
                                   30,000         2.6%           8.79        4/10/13      165,840        420,270
Jeffrey S. Litwin, MD........      45,000         3.9%           9.43        4/22/13      266,871        676,305

   (1) The options were granted under the terms of the Company's 1996 and 2003 Stock Option Plans at a per share exercise price equal to the market price of the Company's Common Stock on the date of grant. The options become exercisable over four years in equal annual increments beginning one year after the date of grant. The Compensation Committee has the right to accelerate the exercisability of any of the options, and certain options automatically accelerate upon a change of control (as defined).

   (2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and
       (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Company's Common Stock. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

2003 Option Exercises and Fiscal Year-End Values

     The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 2003 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 2003.

                                                                    Number of Securities         Value of Unexercised
                                      Shares                        Underlying Unexercised       In-the-Money Options
                                    Acquired on  Value Realized   Options at FY-End 2003 (#)     at FY-End 2003 ($)(2)
Name                               Exercise (#)      ($)(1)       Exercisable/Unexercisable    Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------
Joseph A. Esposito.............      1,030,323     $9,715,212           123,930/290,253           $2,849,743/$6,213,064

Bruce Johnson .................        174,000     $3,345,239           208,504/112,500           $4,806,316/$2,332,125
Vincent Renz ..................        153,000     $3,094,920            43,875/163,125           $1,039,511/$3,562,819
Scott Grisanti.................             --             --           112,500/187,500           $2,687,625/$3,906,075
Jeffrey S. Litwin, MD .........         15,000       $239,700           114,000/180,000           $2,676,450/$3,901,050

------------------------------------
(1) Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Value of unexercised "in-the-money" options is the difference between the market price of a share of the Company's Common Stock on December 31, 2003 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

Stockholder Return Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Stock Market (U.S.) Index and Nasdaq Health Service Index for the period commencing December 31, 1997 and ending December 31, 2003. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index, and that all dividends, if any, were reinvested.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG ERESEARCHTECHNOLOGY, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX




                               [Graphic Omitted]

                                                    Cumulative Total Return
                                 --------------------------------------------------------------------
                                  12/98       12/99       12/00        12/01       12/02       12/03
                                 --------------------------------------------------------------------
ERESEARCHTECHNOLOGY, INC.        100.00      215.08      167.12       256.88      550.66     2506.93
NASDAQ STOCK MARKET (U.S.)       100.00      186.20      126.78        96.96       68.65      108.18
NASDAQ HEALTH SERVICES           100.00       75.96      101.66       169.10      142.66      188.30


* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of March __, 2004, with respect to the beneficial ownership of the Common Stock of the Company by
(i) the Company's directors, director nominees and Named Executive Officers;
(ii) the Company's directors and executive officers as a group; and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

                                                                                             Shares
                                                                                          Beneficially  Percentage
                                 Name of Beneficial Owner                                     Owned        Owned
------------------------------------------------------------------------------------------------------------------
Joel Morganroth, MD (1) (6)............................................................    [3,018,825]     [8.8%]

Arbor Capital Management, LLC (2) .....................................................    [2,126,100]     [6.2]

Next Century Growth Investors, LLC (3) ................................................    [1,783,952]     [5.2]

Joseph A. Esposito (6) ................................................................      [468,886]     [1.4]

Bruce Johnson (6)  ....................................................................      [274,504]      [*]

Stephen S. Phillips (4) (6)  ..........................................................      [232,950]      [*]

Jeffrey S. Litwin, MD (6) .............................................................      [114,625]      [*]

John M. Ryan (6)  ....................................................................       [132,850]      [*]

Arthur H. Hayes, Jr., MD (6) ..........................................................      [120,000]      [*]

Vincent Renz (5) (6)  .................................................................      [119,562]      [*]

Scott Grisanti (6) ....................................................................       [87,500]      [*]

Sheldon M. Bonovitz (6) ...............................................................       [63,958]      [*]

David D. Gathman (6) ..................................................................       [34,800]      [*]

Elam M. Hitchner ......................................................................        [5,000]      [*]

Gerald A. Faich, MD, MPH ..............................................................           [--]      [--]

All directors and executive officers as a group (15 persons) (6) ......................    [4,920,179]    [13.8]
-------------------------------------------------------------------
* Less than 1.0%

(1) Dr. Morganroth's address is 30 South 17th Street, Philadelphia, Pennsylvania 19103. Includes (i) 1,215,000 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power; (ii) 43,200 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power; and (iii) 1,350,000 shares held in three separate trusts, the trustee of which is Dr. Morganroth's wife and the beneficiaries of which are Dr. Morganroth's children, as to which Dr. Morganroth disclaims beneficial ownership. The 1,350,000 shares held in the three trusts include 750,000 shares as to which the trusts entered into 10b5-1 plans in the form of variable prepaid forward agreements with an unaffiliated securities brokerage firm.

(2) Arbor Capital Management, LLC ("Arbor") is located at One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402. Arbor is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Rick D. Leggott is the CEO and majority shareholder of Arbor. Arbor has been granted discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority, which has been delegated to Arbor, may be revoked in whole or in part at any time. This information is as reported by Arbor in a Schedule 13G dated February 9, 2004 filed with the Securities and Exchange Commission.

(3) Next Century Growth Investors, LLC ("Next Century") is located at 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416. Thomas L. Press serves as Director, Chairman and Chief Executive Officer of Next Century and Donald M. Longlet serves as Director and President of Next Century. Mr. Press and Mr. Longlet each own in excess of 25% and are controlling persons of Next Century. This information is as reported by Next Century in a
     Schedule 13G dated February 17, 2004 filed with the Securities and Exchange Commission.

(4) Includes 1,800 shares owned by Mr. Phillips' minor children, of which Mr. Phillips acts as custodian.

(5)  Shares owned by Mr. Renz' minor children.

(6) Includes the following shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan and 2003 Stock Option Plan, which are currently exercisable or exercisable within 60 days after March 11, 2004:

       Name                                                   Number of options
                                                              -----------------
       Joel Morganroth, M.D ....................................  [380,625]
       Joseph A. Esposito ......................................  [237,555]
       Bruce Johnson  ..........................................  [214,504]
       Stephen S. Phillips......................................   [30,000]
       Jeffrey S. Litwin, M.D...................................   [98,125]
       John M. Ryan  ...........................................   [63,000]
       Arthur H. Hayes, Jr., M.D................................  [120,000]
       Vincent Renz ............................................  [117,000]
       Scott Grisanti ..........................................   [87,500]
       Sheldon M. Bonovitz .....................................   [60,000]
       David D. Gathman ........................................   [30,000]
       Other executive officers  ...............................  [245,219]
       All directors and executive officers as a group  ........[1,730,028]

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied.

Code of Ethics and Business Conduct

     The Company has adopted a Code of Ethics and Business Conduct that applies to its Chief Executive Officer, Chief Financial Officer (who serves as the Company's principal financial and principal accounting officer) and other employees and directors. [The Code of Ethics and Business Conduct is available on the Company's website at www.ert.com.] [AT THE TIME OF THE PRELIMINARY PROXY FILING, THE COMPANY'S CODE OF ETHICS AND BUSINESS CONDUCT WAS NOT POSTED TO OUR WEBSITE. THE COMPANY'S CODE OF ETHICS AND BUSINESS CONDUCT WILL BE POSTED TO OUR WEBSITE PRIOR TO THE MAILING OF THE DEFINITIVE PROXY STATEMENT TO THE STOCKHOLDERS.] The Company intends to post amendments to or waivers from its Code of Ethics and Business Conduct, to the extent applicable to the Company's Chief Executive Officer and Chief Financial Officer, at that location on its website.


                   APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S
                      RESTATED CERTIFICATE OF INCORPORATION
                  AUTHORIZING AN ADDITIONAL 125,000,000 SHARES
                        OF COMMON STOCK, $0.01 PAR VALUE
                                (Proposal No. 2)

Description of the Amendment

     The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company is authorized to issue two classes of stock consisting of 50,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $10.00 par value per share. On February 3, 2004, the Board of Directors determined by resolution that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 175,000,000 and authorized an amendment to the Certificate to effect the proposed increase. You are being asked to approve the amendment to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 175,000,000. If this Proposal is approved and the amendment to the Restated Certificate of Incorporation becomes effective, the first paragraph of Article IV of the Restated Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read as follows:

     The aggregate number of shares, which the corporation shall have authority to issue, is 175,500,000, by classes and par value of shares as follows:


                                                                   Par Value
Class                                              No. of Shares   Per Share
----------------------------------------------------------------------------
Common ........................................     175,000,000     $ 0.01
Preferred .....................................         500,000     $10.00



     Approval of the proposal will require the favorable vote of the holders of a majority of the Company's outstanding Common Stock as of the record date. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

Purpose of the Amendment

     At the close of business on March 11, 2004 there were _______________ shares of the Company's Common Stock issued and outstanding and no shares of the Company's preferred stock issued and outstanding. ________ shares of Common Stock were also reserved for options as of the same date. As a result, only _____________ shares of Common Stock remained available for future corporate purposes.

     In the opinion of the Board of Directors, the additional authorized shares of Common Stock will benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange requirements), to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. Currently, the primary reason for seeking an increase in the number of authorized shares is to accommodate potential stock splits in the form of stock dividends, although no such splits have been authorized and there is no assurance that the Company will implement any such stock split. However, the Company's needs, opportunities and purposes might also include, for example, obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future, subject to stockholder approval, increase, establish or extend stock option or stock award plans. If the amendment were postponed until specific needs arose for an amount of shares in excess of the amount of Common Stock authorized for issuance, the Company's ability to respond promptly and effectively might be adversely impacted by the additional expenses and delay resulting from the stockholder approval process.

     Though from time to time the Company's Board of Directors considers transactions involving the issuance of shares of Common Stock, except for the foregoing, as of the date of this Proxy Statement, the Board of Directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the proposed amendment to our Restated Certificate of Incorporation is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law, the rules of the Nasdaq Stock Market or other applicable requirements. Further, any such transactions are necessarily contingent upon numerous factors, including without limitation, the number of shares of Common Stock of the Company authorized for issuance, fluctuations in the stock market, the prevailing condition of the overall economy and the market price of the Common Stock.

Effect of the Amendment

     Increasing the number of authorized shares of Common Stock will not have any immediate effect on the rights of current stockholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of those issuances (except as may be required by applicable law or stock exchange requirements). If the Board of Directors determines that an issuance of shares of the Company's Common Stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or the book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a stockholder. The holders of the Company's Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

     The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Subject to applicable law and stock exchange requirements, the Company could issue shares of authorized and unissued Common Stock in one or more transactions that would make a change of the control of the Company more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The Company is not aware of any pending or proposed transaction involving a change of control of the Company.

Implementing the Proposed Amendment

     If approved by the stockholders at the Annual Meeting, the proposed amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although the Board of Directors intends to file the certificate of amendment as soon as practicable after the Annual Meeting, if, in the judgment of the Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed amendment to the Restated Certificate of Incorporation by the stockholders, the Board of Directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS
                                (Proposal No. 3)

     The Audit Committee has designated KPMG LLP to be the independent accountants for the year ending December 31, 2004. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. KPMG LLP has served as the Company's independent public accountant since July 2002. The Company's organizational documents do not require that the Company's stockholders ratify the selection of KPMG LLP as the Company's independent accountants. The Company is doing so because the Board of Directors of the Company believes it is a matter of good corporate practice. If the Company's stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     On July 3, 2002, the Company dismissed Arthur Andersen LLP ("Andersen"), as its independent accountant, and appointed KPMG LLP as its new independent accountant. The decision to change the Company's independent accountant was recommended by the Audit Committee and approved by the Board of Directors of the Company.

     Andersen's report on the Company's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2001 and the period from December 31, 2001 through July 3, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     At the time this disclosure was first made, the Company provided Andersen with a copy of the foregoing disclosures and requested a letter from Andersen addressed to the Securities and Exchange Commission stating whether it agreed with such statements. Andersen orally advised the Company that due to events impacting Andersen's infrastructure it was unable to issue such a letter.

     During the year ended December 31, 2001 and the period from December 31, 2001 through July 3, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     During 2002 and 2003, the Company retained its principal independent accountants to provide professional services in the following categories and amounts:
                                              2002          2003
                                           ---------     ---------

Audit fees                                 $ 121,000     $ 193,000
Audit related fees                            42,005         6,345
                                           ---------     ---------
      Audit and audit related fees           163,005       199,345
Tax fees                                     144,400       114,900
                                           ---------     ---------
      Total fees                           $ 307,405     $ 314,245
                                           =========     =========

     Audit fees were for professional services rendered in connection with the audit of the Company's consolidated financial statements for the years ended December 31, 2002 and 2003 that are customary under auditing standards generally accepted in the United States or that are customary for the purpose of rendering an opinion or review report on the financial statements, and for the review of the financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal years 2002 and 2003. Audit-related fees consist primarily of services rendered in connection with due diligence procedures requested by the Company in relation to a proposed transaction. Tax fees consist primarily of 2002 and 2003 federal, state and local tax return preparation, including the preparation and work related to the determination and support of research and development tax credits available to the Company for those years.

     The Audit Committee has considered the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. All services rendered by KPMG were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2003. The Audit Committee has not adopted a formal policy regarding the pre-approval of all audit and permissible non-audit services provided by the Company's independent accountants. It is the Audit Committee's procedure to approve any engagement or accounting project involving the independent accountants, and the related fees, prior to commencement of the engagement or project.

     Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL 2004. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 2005 Annual Meeting of Stockholders must be received by eRT no later than November 18, 2004. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2004 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 1, 2005.

     The Board knows of no other matters that may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

     Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.



                                         By Order of the Board of Directors,

                                         ANNA MARIE PAGLIACCETTI
                                         -------------------------------------
                                         ANNA MARIE PAGLIACCETTI
                                         Senior Vice President, General Counsel
                                         and Secretary
March ___, 2004

                                     Annex I


                            eResearchTechnology, Inc.

                             Audit Committee Charter

       The Board of Directors ("Board") of eResearchTechnology, Inc. ("Company") hereby establishes an Audit Committee ("Committee") with authority, purpose, and specific duties as described in the following text.

COMPOSITION

       The Committee shall be composed of at least three members of the Company's Board, all of whom, in the judgment of the Board, shall be independent in accordance with Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq"). One of the Committee members shall be designated Committee Chairman by the full Board. Each member of the Committee shall, in the judgment of the Board, have the ability to read and understand the Company's fundamental financial statements, including its balance sheet, income statement and cash flow statement. At least one member of the Committee shall, in the judgment of the Board, have sufficient accounting or related financial management expertise to be considered a "financial expert" within the meaning of the regulations promulgated by the Securities and Exchange Commission from time to time.

AUTHORITY

       The Committee is granted the authority to undertake its responsibilities and duties as provided herein and to investigate any activity of the Company that may have a financial impact or that may involve financial reporting. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. The Company will adequately fund the operation of the Committee. The operation will include, at a minimum, payments to the independent accountant for audit services and, if necessary, any other professionals retained by the Committee.

PURPOSE

       The Committee is appointed by the Board to assist the Board with the oversight of the Company's systems of internal control, integrity of financial reporting, adequacy of disclosures and compliance with legal and regulatory requirements. The Committee is directly responsible for the engagement, compensation, oversight and evaluation of the Company's independent accountant.

MEETINGS

       The Committee shall meet at least four times each year and at such other times as it deems necessary. A majority of members of the Committee must be present, in person or by telephone, at all formal meetings. However, subcommittees of one or more members may be formed to handle specific projects. As necessary or desirable, the Committee may request that management, employees or any other persons attend the meetings. All employees are directed to cooperate as requested by members of the Committee.

MINUTES

       A summary of each meeting is to be presented to the Board.

REPORT

       The Committee shall prepare a report each year for inclusion in the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, Nasdaq and any other applicable rules and regulations.

SPECIFIC DUTIES

       The Committee will:

Independent Accountant

1. Engage, evaluate and terminate when appropriate, the independent accountant.

2. Review the scope and extent of the independent accountant's planned annual examination and engagement letter and pre-approve the annual audit fee.

3. Pre-approve all other audit services to be provided by the independent accountant.

4. Pre-approve all permitted non-audit services to be performed by the independent accountant.

5. Inform the independent accountant and management that the independent accountant is ultimately accountable to the Committee and the independent accountant may communicate with any member of the Committee at any time.

6. Confirm the independence of the independent accountant by discussing and reviewing all significant relationships that the independent accountant have with the Company and obtaining their assertion of independence in accordance with professional standards.

7. Receive and review: (a) a report by the independent accountant describing the independent accountant 's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent accountant.

8. Review with the independent accountant and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent accountant or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

9. Inquire as to the cooperation received by the independent accountant from the Company during their audit examination, including their access to all requested records, data, and information.

10. Inquire of the independent accountant whether there have been any disagreements with management.

11. Discuss with the independent accountant any relevant observations, comments or recommendations that the independent accountant may have. Review managements written responses to the recommendations contained in the "Management Letter".

12. Obtain, review and discuss the report from the independent accountant regarding the matters referenced in Section 10A(k) of the Exchange Act.

Financial Matters

13. Have familiarity with the accounting and reporting principles and general practices applied by the Company in preparing its financial statements.

14. Review with management and the independent accountant the annual and quarterly financial statements of the Company.

15. Review and approve all financial information and related disclosures contained in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K prior to filing with the SEC.

16. Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

17.  Review reports on Form 8-K and any other correspondence with the SEC.

Risk Assessment

18. Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

19. Review: (a) the status of compliance with laws, regulations, and internal procedures and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through discussions with management, legal counsel and third parties as determined by the Committee.

Business Ethics

20. Require that the Company maintain and publish written statement(s) that embody the Company's standards of corporate conduct, ethics and performance.

21. Make all necessary inquiries of management and the independent accountant concerning compliance with these standards.

22. Evaluate whether Company management is adequately communicating the importance of business ethics and internal controls to all relevant personnel.

23. Establish procedures for the receipt, retention, evaluation and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

24. Establish procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

25. Review the quality and adequacy of the Company's financial and accounting personnel at least annually.

26. Review officers' expenses, expense reports and perquisites at least once a year.

27. Review all consulting fees paid by the Company to any organization where such fees exceed $100,000 annually.

28. Review and, if appropriate, approve any proposed related-party transactions.

29. Set clear hiring policies for employees or former employees of the independent accountant.

30. Conduct an annual performance evaluation of the Committee and annually evaluate the adequacy of its charter.